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                                                                     Exhibit 5.1

                                                               August 2, 2001



Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238


         Re:      Hexcel Corporation
                  Registration Statement on Form S-4


Ladies and Gentlemen:

                  We are acting as special counsel to Hexcel Corporation, a Delaware corporation (the "Company"), in connection with the registration of $100,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Notes Due 2009 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9 3/4% Senior Subordinated Notes Due 2009 of the Company (the "Original Notes") issued as additional notes under the Indenture, dated as of January 21, 1999 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agree ment, dated as of June 29, 2001 (the "Registration Rights Agreement"), by and among the Company, Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co. and J.P. Morgan Securities.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

                  (a) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement");


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Hexcel Corporation
August 2, 2001


                  (b)      an executed copy of the Registration Rights
                           Agreement;

                  (c)      an executed copy of the Indenture;

                  (d) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware, as currently in effect;

                  (e) the Restated By-Laws of the Company, as currently in effect;

                  (f) certain resolutions adopted by the Board of Directors of the Company and the Pricing Committee of the Board of Directors relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters;

                  (g) the Form T-1 of the Trustee filed as an exhibit to the Registra tion Statement; and

                  (h)      the form of the Exchange Notes.

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action,

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Hexcel Corporation
August 2, 2001


corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not inde pendently established or verified, we have relied upon statements and representa tions of officers and other representatives of the Company and others.

                  Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, valida tions, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifi cations, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surren dered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganiza tion, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part II of the Registration Statement.


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Hexcel Corporation
August 2, 2001


                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,


                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP